EXHIBIT 99.1

For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports Results
For Second Quarter, First Six Months of 2010

Natchez, MS (August 5, 2010)—Callon Petroleum Company (NYSE: CPE) today reported net income of $2.1 million, or $0.07 per fully-diluted share, for the second quarter, and $6.1 million, or $0.21 per fully-diluted share, for the six-month period ended June 30, 2010.  These results represent two consecutive quarters of improved earnings over the corresponding periods of 2009, during which the company reported a net loss of $0.9 million, or $0.04 per fully-diluted share for the second quarter of 2009 and net income of $1.5 million, or $0.07 per fully-diluted share, for the six month period ended June 30, 2009.

Highlights during the first half of 2010 include:

•
Drilled and placed on production six Permian Basin wells during the first six months of 2010.  As of June 30, 2010 we were in the process of completing our seventh well of the year and drilling the eighth.

•	Spud the company’s first Haynesville shale well, which we expect to be completed and producing by September 2010. This is the first of seven planned Haynesville wells.
•
Received $7.9 million from the Minerals Management Service (MMS) for interest on royalties recouped on our Medusa Field.  Inclusive of the principal reimbursement received during the first quarter of 2010, the receipt of this interest payment increased our total received from the MMS to $52.7 million.

•
Completed the redemption of the remaining $16.1 million of 9.75% Senior Notes outstanding.  This redemption reduced our debt outstanding to $138 million as of June 30, 2010, reduced interest expense by $0.3 million during the second quarter, and will reduce full year 2010 interest expense by approximately $1.0 million.

Second Quarter and Six Months 2010 Operating Results.  Operating results for the three months ended June 30, 2010 include oil and gas sales of $21.6 million from average production of 26.1 million cubic feet of natural gas equivalent per day (MMcfe/d).  This corresponds to sales of $25.0 million from average production of 33.1 MMcfe/d during the comparable 2009 period. The average price per thousand cubic feet of natural gas (Mcf) received during the quarter ended June 30, 2010, after the impact of hedging, increased to $5.22, compared to $4.22 for the quarter ended June 30, 2009.  The average price per barrel of oil (Bbl) received in the second quarter of 2010, after hedging impact, increased to $74.03, compared to $72.22 for the same period in 2009.

Oil and gas sales for the first six months of 2010 totaled $45.0 million from average production of 26.9 MMcfe/d.  This corresponds to sales of $49.8 million from average production of 33.3 MMcfe/d during the same period in 2009.  The average price received per Mcf in the six-month period of 2010, after the impact of hedging, increased to $5.50, compared to $5.18 during the first six months of 2009.  Likewise, the average price received per Bbl in the first half of 2010, after hedging impact, increased to $74.41, compared to $66.39 during the same period in 2009.

 Second Quarter and Six Months 2010 Discretionary Cash Flow. Discretionary cash flow for the three-month period ended June 30, 2010 totaled $10.5 million compared to $8.8 million during the comparable prior year period.  Net cash flow provided by operating activities, as defined by GAAP, totaled $18.3 million during the quarter ended June 30, 2010 while net cash flow used in operating activities was $2.8 million for the second quarter of 2009.  Discretionary cash flow for the first six months of 2010 totaled $21.8 million compared to $23.0 million during the same period in 2009.  Net cash flow provided by operating activities, as defined by GAAP, totaled $74.0 million during the six-month period ended June 30, 2010, while net cash flow used in operating activities was $0.5 million during the same period in 2009. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Reconciliation of Non-GAAP Financial Measures:
(in thousands)

	Three-Months Ended June 30,			Six-Months Ended June 30,
	2010	2009	$ Change	2010	2009	$ Change

Discretionary cash flow	$10,497	$8,783	$1,714	$21,764	$23,013	$(1,249)
Net working capital changes and other changes	7,839	(11,577)	19,416	52,240	(23,561)	75,801
Net cash flow provided by (used in) operating activities	$18,336	$(2,794)	$21,130	$74,004	$(548)	$74,552

The following tables set forth certain unaudited operating information with respect to the company's oil and gas operations for the periods indicated:

	Three-Months Ended June 30,
	2010	2009	Change	% Change
Net production:
Oil (MBbls)	215	263	(48)	(18)%
Gas (MMcf)	1,085	1,433	(348)	(24)%
Total production (MMcfe)	2,374	3,010	(636)	(21)%
Average daily production (MMcfe)	26.1	33.1	(7.0)	(21)%

Average sales price: (a)
Oil (Bbl)	$74.03	$72.22	$1.81	3%
Gas (Mcf)	5.22	4.22	1.00	24%
Total (Mcfe)	9.09	8.32	0.77	9%

Oil and gas revenues (in thousands):
Oil revenue	$15,901	$18,971	$(3,070)	(16)%
Gas revenue	5,668	6,054	(386)	(6)%
Total	$21,569	$25,025	$(3,456)	(14)%

Additional per Mcfe data:
Sales price	$9.09	$8.32	$0.77	9%
Lease operating expense	(1.70)	(1.55)	(0.15)	10%
Operating margin	$7.39	$6.77	$0.62	9%

Other expenses on a per Mcfe basis:
Depletion, depreciation and amortization	$2.97	$2.81	$0.16	6%
General and administrative (net of management fees)	$1.86	$1.79	$0.07	4%

(a)Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil / Mcf of gas:

Average NYMEX oil price	$78.03	$59.62	$18.41	31%
Basis differential and quality adjustments	(2.88)	(3.30)	0.42	(13)%
Transportation	(1.16)	(1.36)	0.20	(15)%
Hedging	0.04	17.26	(17.22)	(100)%
Average realized oil price	$74.03	$72.22	$1.81	3%

Average NYMEX gas price	$4.34	$3.82	$0.52	14%
Natural gas liquid content and volume conversion adjustments	0.70	0.40	0.30	75%
Hedging	0.18	-	0.18	100%
Average realized gas price	$5.22	$4.22	$1.00	24%

	Six-Months Ended June 30,
	2010	2009	Change	% Change
Net production:
Oil (MBbls)	438	526	(88)	(17)%
Gas (MMcf)	2,252	2,880	(628)	(22)%
Total production (MMcfe)	4,877	6,036	(1,159)	(19)%
Average daily production (MMcfe)	26.9	33.3	(6.4)	(19)%

Average sales price: (a)
Oil (Bbl)	$74.41	$66.39	$8.02	12%
Gas (Mcf)	5.50	5.18	0.32	6%
Total (Mcfe)	9.22	8.26	0.96	12%

Oil and gas revenues (in thousands):
Oil revenue	$32,564	$34,923	$(2,359)	(7)%
Gas revenue	12,390	14,917	(2,527)	(17)%
Total	$44,954	$49,840	$(4,886)	(10)%

Additional per Mcfe data:
Sales price	$9.22	$8.26	$0.96	12%
Lease operating expense	(1.78)	(1.44)	(0.34)	24%
Operating margin	$7.44	$6.82	$0.62	9%

Other expenses on a per Mcfe basis:
Depletion, depreciation and amortization	$2.84	$2.96	$(0.12)	(4)%
General and administrative (net of management fees)	$1.79	$1.19	$0.60	50%

(a)Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil / Mcf of gas:

Average NYMEX oil price	$78.37	$51.35	$27.02	53%
Basis differential and quality adjustments	(2.83)	(3.68)	0.85	(23)%
Transportation	(1.16)	(1.35)	0.19	(14)%
Hedging	0.03	20.07	(20.04)	(100)%
Average realized oil price	$74.41	$66.39	$8.02	12%

Average NYMEX gas price	$4.69	$4.15	$0.54	13%
Natural gas liquid content and volume conversion adjustments	0.73	0.39	0.34	87%
Hedging	0.08	0.64	(0.56)	(88)%
Average realized gas price	$5.50	$5.18	$0.32	6%

Callon Petroleum Company
Consolidated Balance Sheets
(in thousands, except share data)
	June 30, 2010	December 31, 2009
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$31,812	$3,635
Accounts receivable	16,632	20,798
Accounts receivable - MMS royalty recoupment	-	51,534
Fair market value of derivatives	1,106	145
Other current assets	914	1,572
Total current assets	50,464	77,684

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,248,051	1,593,884
Less accumulated depreciation, depletion and amortization	(1,137,978)	(1,488,718)
Net oil and gas properties	110,073	105,166
Unevaluated properties excluded from amortization	30,482	25,442
Total oil and gas properties	140,555	130,608

Other property and equipment, net	2,724	2,508
Restricted investments	4,365	4,065
Investment in Medusa Spar LLC	10,928	11,537
Other assets, net	2,215	1,589
Total assets	$211,251	$227,991

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$12,111	$12,887
Asset retirement obligations	3,377	4,002
9.75% Senior Notes, net of $0 and $232 discount, respectively	-	15,820
Subtotal	15,488	32,709
Callon Entrada non-recourse credit facility	-	84,847
Total current liabilities	15,488	117,556

13% Senior Notes
Principal outstanding	137,961	137,961
Deferred credit, net of accumulated amortization of $2,090 and $294, respectively	29,417	31,213
Total 13% Senior Notes	167,378	169,174

Senior secured revolving credit facility	-	10,000
Asset retirement obligations	11,542	10,648
Other long-term liabilities	2,424	1,467
Total liabilities	196,832	308,845

Stockholders' equity (deficit):
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	-	-
Common Stock, $.01 par value, 60,000,000 shares authorized; 28,792,290 and 28,742,926 shares outstanding at June 30, 2010 and December 31, 2009, respectively	288	287
Capital in excess of par value	246,571	243,898
Other comprehensive loss	(6,027)	(7,478)
Retained earnings (deficit)	(226,413)	(317,561)
Total stockholders' equity (deficit)	14,419	(80,854)
Total liabilities and stockholders' equity (deficit)	$211,251	$227,991

Callon Petroleum Company
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2010	2009	2010	2009
Operating revenues:
Oil sales	$15,901	$18,971	$32,564	$34,923
Gas sales	5,668	6,054	12,390	14,917
Total operating revenues	21,569	25,025	44,954	49,840

Operating expenses:
Lease operating expenses	4,031	4,656	8,679	8,695
Depreciation, depletion and amortization	7,042	8,452	13,855	17,865
General and administrative	4,411	5,391	8,715	7,210
Accretion expense	622	795	1,202	1,833
Total operating expenses	16,106	19,294	32,451	35,603
Income from operations	5,463	5,731	12,503	14,237

Other (income) expenses:
Interest expense	3,198	4,854	6,792	9,636
Callon Entrada non-recourse credit facility interest expense	-	1,935	-	3,491
Loss on early extinguishment of debt	339	-	339	-
Other (income) expense	(111)	61	(472)	(34)
Total other (income) expenses	3,426	6,850	6,659	13,093

Income (loss) before income taxes	2,037	(1,119)	5,844	1,144
Income tax expense	-	24	-	-
Income (loss) before equity in earnings of Medusa Spar LLC	2,037	(1,143)	5,844	1,144
Equity in earnings of Medusa Spar LLC	93	218	209	335
Net income (loss) available to common shares	$2,130	$(925)	$6,053	$1,479

Net income (loss) per common share:
Basic	$0.07	$(0.04)	$0.21	$0.07
Diluted	$0.07	$(0.04)	$0.21	$0.07

Shares used in computing net income (loss) per common share:
Basic	28,762	21,645	28,750	21,626
Diluted	29,583	21,645	29,406	21,626

Callon Petroleum Company
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six-Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$6,053	$1,479
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation, depletion and amortization	14,245	18,285
Accretion expense	1,202	1,833
Amortization of non-cash debt related items	221	3,168
Amortization of deferred credit	(1,796)	-
Equity in earnings of Medusa Spar LLC	(209)	(335)
Non-cash charge for early debt extinguishment	179	-
Non-cash charge related to compensation plans	2,049	1,184
Payments to settle asset retirement obligations	(180)	(2,601)
Changes in current assets and liabilities:
Accounts receivable	53,362	6,441
Other current assets	658	(868)
Current liabilities	(921)	(28,993)
Change in gas balancing receivable	285	155
Change in gas balancing payable	(249)	(123)
Change in other long-term liabilities	(115)	16
Change in other assets, net	(780)	(189)
Cash provided by (used in) operating activities	74,004	(548)

Cash flows from investing activities:
Capital expenditures	(19,987)	(21,829)
Investment in restricted assets related to plugging and abandonment obligations	(300)	-
Distribution from Medusa Spar LLC	818	986
Cash used in investing activities	(19,469)	(20,843)

Cash flows from financing activities:
Borrowings from senior secured credit facility	-	9,337
Payments on senior secured credit facility	(10,000)	(4,337)
Redemption of remaining 9.75% senior notes	(16,052)	-
Proceeds from exercise of employee stock options	5	-
Cash (used in) provided by financing activities	(26,047)	5,000

Net change in cash and cash equivalents	28,488	(16,391)
Cash and cash equivalents:
Balance, beginning of period	3,635	17,126
Less: Cash held by subsidiary deconsolidated at January 1, 2010	(311)	-
Balance, end of period	$31,812	$735

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the homepage.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.